As filed with the Securities and Exchange Commission on October 29, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

KITE REALTY GROUP TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	11-3715772
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN 46204
(317) 577-5600

(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Scott E. Murray
Executive Vice President, General Counsel and Corporate Secretary
Kite Realty Group Trust
30 S. Meridian Street
Suite 1100
Indianapolis, IN 46204
(317) 577-5600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
David W. Bonser

Hogan Lovells US LLP
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)(2)
Common Shares, par value $0.01 per share (3)
Preferred Shares, par value $0.01 per share (3)
Depositary Shares, representing Preferred Shares (3)
Warrants (3)(4)
Rights (3)

(1)                                  The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined. This registration statement also covers common shares, preferred shares, depositary shares, warrants and rights that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the securities.

(2)                                  In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Company is deferring payment of all of the registration fee.

(3)                                  This registration statement covers an indeterminate amount of the securities of each identified class of securities, including such indeterminate amount of each identified class of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of Kite Realty Group Trust. An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.

(4)                                  The warrants covered by this registration statement may be warrants for common shares, preferred shares or depositary shares.

PROSPECTUS

Common Shares, Preferred Shares, Depositary Shares, Warrants and Rights

We may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•                                          common shares, preferred shares,

•                                          depositary shares representing our preferred shares,

•                                          warrants exercisable for our common shares,

•                                          preferred shares or depositary shares representing preferred shares, and

•                                          rights to purchase common shares.

We refer to our common shares, preferred shares, depositary shares, warrants and rights collectively as the “securities.”

We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities.

We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” on page 26. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “KRG.” On October 27, 2014, the last reported sale price of our common stock on the NYSE was $25.57 per share. Our principal executive offices are located at 30 S. Meridian Street, Suite 1100, Indianapolis, Indiana 46204 and our telephone number is (317) 577-5600.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus for risks relating to an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated October 29, 2014

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with any additional information you may need to make your investment decision.

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation of Certain Information by Reference” on page 28 of this prospectus, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

When used in this prospectus, except where the context otherwise requires, the terms “we,” “us,” “our” and “the Company” refer to Kite Realty Group Trust and its subsidiaries and all references to the “Operating Partnership” refer to Kite Realty Group, L.P.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein, together with other statements and information publicly disseminated by Kite Realty Group Trust, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which cannot be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•                  national and local economic, business, real estate and other market conditions, particularly in light of low growth in the U.S. economy;

•                  financing risks, including the availability of and costs associated with sources of liquidity;

•                  our ability to refinance, or extend the maturity dates of, its indebtedness;

•                  the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies;

•                  the level and volatility of interest rates;

•                  the competitive environment in which we operate;

•                  acquisition, disposition, development and joint venture risks, including the merger transaction with Inland Diversified Real Estate Trust, Inc.;

•                  property ownership and management risks;

•                  our ability to maintain our status as a real estate investment trust, or REIT, for federal income tax purposes;

•                  potential environmental and other liabilities;

•                  impairment in the value of real estate property we own;

•                  risks related to the geographical concentration of our properties in Indiana, Florida, and Texas;

•                  other factors affecting the real estate industry generally; and

•                  other risks identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and, from time to time, in other reports we file with the SEC or in other documents that we publicly disseminate.

We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY

We are a full-service, vertically integrated REIT engaged in the ownership, operation, management, leasing, acquisition, construction, redevelopment and development of neighborhood and community shopping centers in selected markets in the United States. At September 30, 2014, we owned interests in 132 operating properties (consisting of 127 retail properties and two office properties) and three development properties under construction. In addition, we also owned interests in other land parcels comprising 131 acres that may be used for future expansion of existing properties, development of new retail or commercial properties or sold to third parties.

Our primary business objectives are to increase the cash flow and consequently the value of our properties, achieve sustainable long-term growth and maximize shareholder value primarily through the operation, development, redevelopment and select acquisition of well-located community and neighborhood shopping centers.

We conduct all of our business through our Operating Partnership, of which we are the sole general partner, and its subsidiaries. As of September 30, 2014, we held a 98.1% interest in the Operating Partnership.

Our common shares are listed on the NYSE, trading under the symbol “KRG.”

We were formed as a REIT in the state of Maryland in 2004, and the Operating Partnership was formed as a limited partnership in the state of Delaware in 2004. Our principal executive offices are located at 30 S. Meridian Street, Suite 1100, Indianapolis, Indiana 46204, and our telephone number is (317) 577-5600. We maintain a website at www.kiterealty.com. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be a part of, this prospectus or any applicable prospectus supplement.

Additional information about us and our subsidiaries is included in documents incorporated by reference into this prospectus. See “Where to Find Additional Information” and “Incorporation of Certain Information by Reference” on page 28 of this prospectus.

RISK FACTORS

You should consider carefully the risks incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus before deciding to invest in our securities.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include acquisitions of additional properties, the repayment of outstanding indebtedness, capital expenditures, the expansion, redevelopment and/or improvement of properties in our portfolio, working capital and other general purposes.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratios of earnings to combined fixed charges and preferred dividends for the six months ended June 30, 2014 and the years ended December 31, 2013, 2012, 2011, 2010 and 2009. For the purpose of computing the ratio of earnings to combined fixed charges and preferred dividends, and the amount of coverage deficiency, earnings have been calculated by adding fixed charges (excluding capitalized interest), to pre-tax income (loss) from continuing operations before noncontrolling interests in the Operating Partnership, distributions of income from equity investees, noncontrolling interest and income from majority-owned unconsolidated entities and deducting income from unconsolidated entities. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of debt issuance costs, fixed charges of majority-owned unconsolidated entities and estimated interest within rental expense. This information is given on an unaudited historical basis.

	Six Months Ended June 30,		Year Ended December 31,
	2014		2013		2012		2011		2010		2009
Ratio of earnings to combined fixed charges and preferred share dividends		(1)		(2)		(3)		(4)		(5)		(6)

(1)         The ratio is less than 1.0; the amount of coverage deficiency for the six months ended June 30, 2014 was $12.1 million. The calculation of earnings includes $37.2 million of non-cash depreciation expense.

(2)         The ratio is less than 1.0; the amount of coverage deficiency for the year ended December 31, 2013 was $14.0 million. The calculation of earnings includes $54.5 million of non-cash depreciation expense.

(3)         The ratio is less than 1.0; the amount of coverage deficiency for the year ended December 31, 2012 was $26.9 million. The calculation of earnings includes $38.8 million of non-cash depreciation expense and a $8.0 million non-cash remeasurement loss on consolidation of Parkside Town Commons, net.

(4)         The ratio is less than 1.0; the amount of coverage deficiency for the year ended December 31, 2011 was $14.8 million. The calculation of earnings includes $33.1 million of non-cash depreciation expense.

(5)         The ratio is less than 1.0; the amount of coverage deficiency for the year ended December 31, 2010 was $18.2 million. The calculation of earnings includes $36.1 million of non-cash depreciation expense.

(6)         The ratio is less than 1.0; the amount of coverage deficiency for the year ended December 31, 2009 was $4.7 million. The calculation of earnings includes $28.6 million of non-cash depreciation expense.

DESCRIPTION OF CAPITAL SHARES

General

Our declaration of trust currently provides that we may issue up to 450,000,000 common shares of beneficial interest, par value $0.01 per share, and 40,000,000 preferred shares of beneficial interest, par value $.01 per share, 4,180,000 of which have been designated as 8.250% Series A Cumulative Redeemable Perpetual Preferred shares of beneficial interest (“Series A Preferred Shares”). As of September 30, 2014, 83,459,618 common shares were issued and outstanding and 4,100,000 Series A Preferred Shares were issued and outstanding.

Maryland law provides and our declaration of trust provides that none of our shareholders is personally liable for any of our obligations solely as a result of that shareholder’s status as a shareholder.

DESCRIPTION OF COMMON SHARES

Voting Rights of Common Shares

Subject to the provisions of our declaration of trust regarding restrictions on the transfer and ownership of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares will possess the exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a plurality of the outstanding common shares, voting as a single class, can elect all of the trustees then standing for election.

Under the Maryland statute governing real estate investment trusts formed under the laws of that state, which we refer to as the Maryland REIT law, a Maryland REIT generally cannot amend its declaration of trust or merge unless recommended by its board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the REIT’s declaration of trust. Our declaration of trust provides for approval by a majority of all votes entitled to be cast on all other matters in all situations permitting or requiring action by shareholders except with respect to the election of trustees (which requires a plurality of all the votes cast at a meeting of our shareholders at which a quorum is present), dissolution (which requires two-thirds of all the votes entitled to be cast) and removal of trustees (which requires two-thirds of all the votes entitled to be cast). Our declaration of trust permits the trustees to amend the declaration of trust from time to time to qualify as a REIT under the Internal Revenue Code or the Maryland REIT law, without the affirmative vote or written consent of the shareholders.

Dividends, Liquidation and Other Rights

All common shares offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of our common shares will be entitled to receive dividends when, as and if declared by our board of trustees out of assets legally available for the payment of dividends. They also will be entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights will be subject to the preferential rights of any other class or series of our shares and to the provisions of our declaration of trust regarding restrictions on transfer of our shares.

Holders of our common shares will have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and will have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of shares contained in our declaration of trust and to the ability of the board of trustees to create common shares with differing voting rights, all common shares will have equal dividend, liquidation and other rights.

Power to Classify and Reclassify Shares and Issue Additional Common Shares or Preferred Shares

Our declaration of trust authorizes our board of trustees to classify any unissued preferred shares and to reclassify any previously classified but unissued common shares and preferred shares of any series from time to time in one or more series, as authorized by the board of trustees. Prior to issuance of shares of each class or series, the board of trustees is required by the Maryland REIT law and our declaration of trust to set for each such class or series, subject to the provisions of our declaration of trust regarding the restrictions on transfer of shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. As a result, our board of trustees could authorize the issuance of preferred shares that have priority over the common shares with respect to dividends and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of common shares or otherwise might be in their best interest. As of September 30, 2014, 4,100,000 preferred shares were outstanding.

To permit us increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise, our declaration of trust allows us to issue additional common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to issue the classified or reclassified shares without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of shares that could delay, deter or prevent a transaction or a change in control that might involve a premium price for holders of common shares or might otherwise be in their best interests.

Holders of our common shares do not have preemptive rights, which means they have no right to acquire any additional shares that we may issue at a subsequent date.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Broadridge Financial Solutions, Inc.

Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws

The following description of certain provisions of Maryland law and of our declaration of trust and bylaws is only a summary. For a complete description, we refer you to the applicable Maryland law, our declaration of trust and bylaws.

Number of Trustees; Vacancies

Our declaration of trust and bylaws provide that the number of our trustees will be established by a vote of a majority of the members of our board of trustees. We currently have nine trustees. Our bylaws provide that any vacancy, including a vacancy created by an increase in the number of trustees, may be filled only by a vote of a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Pursuant to our declaration of trust, each of our trustees is elected by our shareholders to serve until the next annual meeting and until their successors are duly elected and qualify. Under Maryland law, our board may elect to create staggered terms for its members.

Our bylaws provide that at least a majority of our trustees will be “independent,” with independence being defined in the manner established by our board of trustees and in a manner consistent with listing standards established by the New York Stock Exchange.

Removal of Trustees

Our declaration of trust provides that a trustee may be removed only with cause and only upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees. Absent removal of all of our trustees, this provision, when coupled with the provision in our bylaws authorizing our board of trustees to fill vacant trusteeships, may preclude shareholders from removing incumbent trustees and filling the vacancies created by such removal with their own nominees.

Business Combinations

Our board has approved a resolution that exempts us from the provisions of the Maryland business combination statute described below but may opt to make these provisions applicable to us in the future. Maryland law prohibits “business combinations” between us and an interested shareholder or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested shareholder as:

•                  any person who beneficially owns 10% or more of the voting power of our shares; or

•                  an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting shares.

A person is not an interested shareholder if our board of trustees approves in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, our board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of trustees.

After the five-year prohibition, any business combination between us and an interested shareholder generally must be recommended by our board of trustees and approved by the affirmative vote of at least:

•                  80% of the votes entitled to be cast by holders of our then outstanding shares of beneficial interest; and

•                  two-thirds of the votes entitled to be cast by holders of our voting shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if our common shareholders receive a minimum price, as described under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are approved by our board of trustees before the time that the interested shareholder becomes an interested shareholder.

Control Share Acquisitions

Our bylaws contain a provision exempting any and all acquisitions of our common shares from the control shares provisions of Maryland law. However, our board of trustees may opt to make these provisions applicable to us at any time by amending or repealing this provision in the future, and may do so on a retroactive basis. Maryland law provides that “control shares” of a Maryland REIT acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by officers or trustees who are our employees are excluded from the shares entitled to vote on the matter. “Control shares” are issued and outstanding voting shares that, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise or direct the exercise of the voting power in electing trustees within one of the following ranges of voting power:

•                  one-tenth or more but less than one-third;

•                  one-third or more but less than a majority; or

•                  a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the special meeting. If no request for a special meeting is made, we may present the question at any shareholders’ meeting.

If voting rights are not approved at the shareholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting, the acquiror may then vote a majority of the shares entitled to vote, and all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our declaration of trust or bylaws.

Merger, Amendment of Declaration of Trust

Under Maryland REIT law, a Maryland REIT generally cannot dissolve, amend its declaration of trust or merge with another entity unless recommended by the board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter, is set forth in the REIT’s declaration of trust. Under our declaration of trust, we cannot dissolve or merge with another entity without the affirmative vote of the holders of two-thirds of the votes entitled to be cast on the matter. Our declaration of trust, including its provisions on removal of trustees, may be amended only by the affirmative vote of the holders of two-thirds of the votes entitled to be cast on the matter. Under the Maryland REIT law and our declaration of trust, our trustees are permitted, without any action by our shareholders, to amend the declaration of trust from time to time to qualify as a REIT under the Internal Revenue Code or the Maryland REIT law without the affirmative vote or written consent of the shareholders.

Limitation of Liability and Indemnification

Our declaration of trust limits the liability of our trustees and officers for money damages, except for liability resulting from:

•                  actual receipt of an improper benefit or profit in money, property or services; or

•                  a final judgment based upon a finding of active and deliberate dishonesty by the trustee that was material to the cause of action adjudicated.

Our declaration of trust authorizes us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of our present or former trustees or officers or any individual who, while a trustee or officer and at our request, serves or has served another entity, employee benefit plan or any other enterprise as a trustee, director, officer, partner or otherwise. The indemnification covers any claim or liability against the person. Our declaration of trust and bylaws require us, to the maximum extent permitted by Maryland law, to indemnify each present or former trustee or officer who is made a party to a proceeding by reason of his or her service to us.

Maryland law will permit us to indemnify our present and former trustees and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

•                  the act or omission of the trustee or officer was material to the matter giving rise to the proceeding; and was committed in bad faith; or

•                  was the result of active and deliberate dishonesty;

•                  the trustee or officer actually received an improper personal benefit in money, property or services; or

•                  in a criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.

In addition, Maryland law will prohibit us from indemnifying our present and former trustees and officers for an adverse judgment in an action by us or in a derivative action or if the trustee or officer was adjudged to be liable for an improper personal benefit. Our bylaws and Maryland law require us, as a condition to advancing expenses in certain circumstances, to obtain:

•                  a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•                  a written undertaking to repay the amount reimbursed if the standard of conduct is not met.

In addition, we have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Operations

We generally are prohibited from engaging in certain activities, including acquiring or holding property or engaging in any activity that would cause us to fail to qualify as a REIT.

Term and Termination

Our declaration of trust provides for us to have a perpetual existence. Pursuant to our declaration of trust, and subject to the provisions of any of our classes or series of shares of beneficial interest then outstanding and the approval by a majority of the entire board of trustees, our shareholders, at any meeting thereof, by the affirmative vote of at least two-thirds of all of the votes entitled to be cast on the matter, may approve a plan of liquidation and dissolution.

Meetings of Shareholders

Under our bylaws, annual meetings of shareholders are to be held each year during the month of May at a date and time as determined by our board of trustees. Special meetings of shareholders may be called only by a majority of the trustees then in office, by the Chairman of our board of trustees, our President or our Chief Executive Officer. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our bylaws provide that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each shareholder entitled to vote on the matter.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by shareholders at the annual meeting may be made only:

•                  pursuant to our notice of the meeting;

•                  by our board of trustees; or

•                  by a shareholder who was a shareholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to our board of trustees may be made only:

•                  pursuant to our notice of the meeting;

•                  by our board of trustees; or

•                  provided that our board of trustees has determined that trustees shall be elected at such meeting, by a shareholder who was a shareholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

The purpose of requiring shareholders to give advance notice of nominations and other proposals is to afford our board of trustees the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of trustees, to inform shareholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our shareholder meetings. Although our bylaws do not give our board of trustees the power to disapprove timely shareholder nominations and proposals, they may have the effect of precluding a contest for the election of trustees or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees to our board of trustees or to approve its own proposal.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

The business combination provisions of Maryland law (if our board of trustees opts to make them applicable to us), the control share acquisition provisions of Maryland law (if the applicable provision in our bylaws is rescinded), the limitations on removal of trustees, the restrictions on the acquisition of our shares of beneficial interest, the power to issue additional common shares or preferred shares and the advance notice provisions of our bylaws could have the effect of delaying, deterring or preventing a transaction or a change in the control that might involve a premium price for holders of the common shares or might otherwise be in their best interest. The “unsolicited takeovers” provisions of Maryland law permit our board of trustees, without shareholder approval and regardless of what is provided in our declaration of trust or bylaws, to implement takeover defenses that we may not yet have.

DESCRIPTION OF PREFERRED SHARES

The following description sets forth certain general terms of the preferred shares to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our declaration of trust, the applicable articles supplementary that describes the terms of the related class or series of preferred shares, and our bylaws, each of which we will make available upon request.

General

Subject to the limitations prescribed by Maryland law and our declaration of trust and bylaws, our board of trustees is authorized to establish the number of shares constituting each series of preferred shares and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of trustees or duly authorized committee thereof. The preferred shares will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The prospectus supplement relating to the series of preferred shares offered thereby will describe the specific terms of such securities, including:

•                  the title and stated value of such preferred shares;

•                  the number of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

•                  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;

•                  whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred shares shall accumulate;

•                  the procedures for any auction and remarketing, if any, for such preferred shares;

•                  the provisions for a sinking fund, if any, for such preferred shares;

•                  the provisions for redemption, if applicable, of such preferred shares;

•                  any listing of such preferred shares on any securities exchange;

•                  the terms and conditions, if applicable, upon which such preferred shares will be convertible into our common shares, including the conversion price (or manner of calculation thereof) and conversion period;

•                  a discussion of federal income tax considerations applicable to such preferred shares;

•                  any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•                  in addition to those limitations described below, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

•                  any other specific terms, preferences, rights, limitations or restrictions of such preferred shares.

Description of Outstanding Series A Preferred Shares

General

In December 2010 we issued 2,800,000 shares of Series A Preferred Shares. In March 2012 we issued an additional 1,300,000 Series A Preferred Shares. As of the date of this prospectus all 4,100,000 of the Series A Preferred Shares previously issued remain outstanding.

Maturity

The Series A Preferred Shares have no stated maturity and are not subject to any sinking fund or mandatory redemption.

Rank

Our Series A Preferred Shares rank, with respect to dividend rights and rights upon liquidation, dissolution, or winding up:

•                  senior to our common shares and any other capital shares of the Company, now or hereafter issued and outstanding, that we rank as junior to our Series A Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution, or winding up (“Junior Shares”);

•                  junior to any other capital shares of the Company, now or hereafter issued and outstanding, that we rank as senior to our Series A Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution, or winding up;

•                  on a parity with any other capital shares of the Company, now or hereafter issued and outstanding, other than the capital shares referred to in the preceding bullet points (“Parity Shares”); and

•                  junior to all our existing and future indebtedness.

Without the affirmative vote of two-thirds of the outstanding Series A Preferred Shares, we may not issue any class or series of capital shares which rank senior to our Series A Preferred Shares with respect to dividend rights or rights upon our liquidation, dissolution, or winding up.

Dividends

Holders of the then outstanding Series A Preferred Shares are entitled to receive, when, as and if authorized by our board of trustees and declared by the Company, out of funds legally available for payment of dividends, cumulative cash dividends at the rate of 8.250% per annum of the $25 liquidation preference of each Series A Preferred Share (equivalent to $2.0625 per annum per share); provided, however, that if following a Change of Control, either the Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for the Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not listed on the New York Stock Exchange or quoted on the The NASDAQ Stock Market (or listed or quoted on a successor exchange or quotation system), holders of the then outstanding Series A Preferred Shares will be entitled to receive, when, as and if authorized by the board of trustees and declared by the Company, out of funds legally available for the payment of dividends, cumulative cash dividends from, and including, the first date on which both a Change of Control has occurred and either the Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for the Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not so listed or quoted, at the rate of 12.250% per annum of the $25 liquidation preference of each Series A Preferred Share (equivalent to $3.0625 per annum per share), for as long as either the Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for the Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not so listed on the New York Stock Exchange or quoted on The NASDAQ Stock Market (or listed or quoted on a successor exchange or quotation system) (the “Special Dividend Rate”). With respect to the Series A Preferred Shares a “Change of Control” shall be deemed to have occurred at such time as (i) the date a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all voting shares that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting shares representing more than 50% of the total voting power of the Trust’s total voting shares; (ii) the date the Trust sells, transfers or otherwise disposes of all or substantially all of its assets; or (iii) the date of the consummation of a merger or share exchange of the Trust with another entity where (A) the Trust’s shareholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of shares to elect trustees by a separate group vote) to which all shareholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of trustees, or where (B) members of the board of trustees immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of the corporation issuing cash or securities in the merger or share exchange.

Dividends on the Series A Preferred Shares are cumulative from and including the original date or issuance, or with respect to the Special Dividend Rate, from and including the first date on which a Change of Control triggers such Special Dividend Rate, and are payable quarterly in equal amounts in arrears on the 1st of each March, June, September and December, or if such date is not a business day, the next succeeding business day thereafter. A dividend payable for any period greater or less than a full dividend period is computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record as they appear on our share records at the close of business on the applicable record date, not exceeding 30 days prior to the applicable dividend payment date, as fixed by the board of trustees.

Our board of trustees will not authorize or declare, and the Company will not pay or set apart for payment any dividends on the Series A Preferred Shares at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

Notwithstanding the foregoing, dividends on our outstanding Series A Preferred Shares accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are authorized. Accrued but unpaid dividends on our Series A Preferred Shares do not bear interest and holders of our Series A Preferred Shares are not entitled to any distributions in excess of full cumulative distributions described above.

Except as described in the next sentence, we will not authorize, declare, pay or set apart for payment dividends on any of our stock ranking, as to dividends, on a parity with our Series A Preferred Shares, for any period unless full cumulative dividends on our Series A Preferred Shares, for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment. When we do not pay dividends in full (or we do not set apart a sum sufficient to pay them in full) upon our Series A Preferred Shares, all dividends authorized and declared upon our Series A Preferred Shares and all dividends authorized and declared upon any Parity Shares shall be authorized and declared ratably in proportion to the respective amounts accumulated and unpaid on our Series A Preferred Shares and any other series of preferred stock ranking on a parity as to dividends.

Unless full cumulative dividends on all our outstanding Series A Preferred Shares, and any Parity Shares at the time such dividends are payable shall have been declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, we will not authorize, declare or pay or set aside for payment dividends (other than dividends or distributions paid solely Junior Shares, or in options, warrants or rights to subscribe for or purchase shares ranking junior to our Series A Preferred Shares) or declare or make any other distribution on our common shares any other Junior Shares, nor will we redeem, purchase or otherwise acquire for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any of our common shares or any other shares ranking junior to our Series A Preferred Shares as to dividends or upon liquidation (except (i) a redemption, purchase or acquisition of common shares made for purposes of and in compliance with an employee incentive or benefit plan of the Company or any subsidiary, (ii) by conversion into, exchange for our Junior Shares or (iii) redemption for the purpose of preserving our status as a REIT).

Holders of shares of our Series A Preferred Shares are not entitled to participate in the earnings or assets of the Company other than as described above. Any dividend payment made on our Series A Preferred Shares is first credited against the earliest accrued but unpaid dividend due with respect to those shares which remains payable.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our Series A Preferred Shares are entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference of $25 per share (the “Liquidation Preference”) plus an amount per share equal to all dividends (whether or not earned or declared) accumulated and unpaid thereon to, but not including, the date of final distribution to such holders; but such holders of the Series A Preferred Shares shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the Series A Preferred Shares shall be insufficient to pay in full the Liquidation Preference and liquidating payments on any other Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series A Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. A consolidation or merger of the Company with one or more entities, a statutory share exchange or a sale or transfer of all or substantially all of the Company’s assets shall not be deemed to be a liquidation, dissolution or winding up.

Redemption

Except in certain circumstances relating to preservation of our status as a REIT under the Internal Revenue Code and to a Change of Control, our Series A Preferred Shares are not redeemable before December 7, 2015. On and after December 7, 2015, we may, at our option, redeem our Series A Preferred Shares, in whole or in part, at any time and from time to time, for cash at a redemption price of $25 per share, plus any accumulated and unpaid dividends on the Series A Preferred Shares (whether or not declared), to, but not including, the redemption date.

Holders of Series A Preferred Shares to be redeemed will be required to surrender our preferred shares at the place designated in a notice of redemption and will be entitled to the redemption price and any accrued and unpaid dividends payable upon the redemption, following surrender of the preferred shares. If we have given notice of redemption of any Series A Preferred Shares and if we have set aside the funds necessary for the redemption in trust for the benefit of such holders, then from and after the redemption date dividends will cease to accrue on such shares, the shares will no longer be deemed outstanding and all rights of the holders of the shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series A Preferred Shares are to be redeemed, the stock to be redeemed will be selected by lot or pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine.

Unless we have declared and paid, we are contemporaneously declaring and paying, or we have declared and set aside a sum sufficient for the payment of the full cumulative dividends on all Series A Preferred Shares or Parity Shares for all past dividend periods and the then current dividend period, we may not redeem any such shares except by exchange for shares ranking junior to such Series A Preferred Shares or Parity Shares as to dividends and upon liquidation. Notwithstanding the foregoing, we may redeem Series A Preferred Shares in order to ensure that we continue to meet the requirements for status as a REIT.

Immediately prior to any redemption of Series A Preferred Shares, we will pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after the applicable dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series A Preferred Shares to be redeemed, at the close of business on the applicable dividend record date, is entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before the dividend payment date.

Change of Control

If at any time following a Change of Control, either the Series A Preferred Shares or the common shares of the surviving entity are not listed on the New York Stock Exchange or quoted on The NASDAQ Stock Market (or a successor exchange or quotation system), the Trust will have the option, upon providing notice to redeem the Series A Preferred Shares, in whole but not part for a cash redemption price of $25 per share, plus any accumulated and unpaid dividends on the Series A Preferred Shares (whether or not declared), to, but not including, the redemption date pursuant to the procedures applicable to other redemptions of the Series A Preferred Shares. See “—Redemption.”

Voting Rights

Except as otherwise set forth below, the Series A Preferred Shares shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

If and whenever dividends payable on the Series A Preferred Shares are in arrears for six or more consecutive or nonconsecutive quarterly periods, whether or not earned or declared, the number of members then constituting our board of trustees will be increased by two and the holders of Series A Preferred Shares, voting together as a class with the holders of any other series of Parity Shares upon which like voting rights have been conferred and are exercisable (any such other series, the “Voting Preferred Shares”), will have the right to elect two additional board members at an annual meeting of shareholders or a properly called special meeting of the holders of the Series A Preferred Shares and such Voting Preferred Shares and at each subsequent annual meeting of shareholders until all such dividends and dividends for the then current quarterly period on the Series A Preferred Shares and such other Voting Preferred Shares have been paid or declared and set aside for payment. Whenever all arrears in dividends on the Series A Preferred Shares and the Voting Preferred Shares then outstanding have been paid and full dividends on the Series A Preferred Shares and the Voting Preferred Shares for the then current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of the Series A Preferred Shares and the Voting Preferred Shares to elect two additional board members will cease, the terms of office of the board members will terminate and the number of members of our board of trustees will be reduced accordingly; provided, however, the right of the holders of the Series A Preferred Shares and the Voting Preferred Shares to elect the additional board members will again vest if and whenever six quarterly dividends are in arrears, as described above. In no event are the holders of Series A Preferred Shares entitled to elect a trustee that would cause the Trust to fail to satisfy a requirement relating to trustee independence of any national securities exchange on which any class or series of the Trust’s shares are listed. In class votes with other Voting Preferred Shares, preferred shares of different series shall vote in proportion to the liquidation preference of the preferred shares.

So long as any Series A Preferred Shares are outstanding, the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Shares, voting separately as a class, either at a meeting of shareholders or by written consent, is required (i) to amend, alter or repeal any provisions of our Declaration of Trust (including our Articles Supplementary fixing the rights and preferences of the Series A Preferred Shares), whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of the Series A Preferred Shares, unless in connection with any such amendment, alteration or repeal, the Series A Preferred Shares remain outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or are converted into or exchanged for preferred shares of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to those of the Series A Preferred Shares, or (ii) to authorize, create, or increase the authorized amount of any class or series of capital shares having rights senior to the Series A Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the other series of Voting Preferred Shares, the consent of the holders of at least two-thirds of the outstanding shares of each such series so affected is required). However, the Trust may create additional classes of Parity Shares and Junior Shares, amend the Declaration of Trust to increase the authorized number of Parity Shares (including the Series A Preferred Shares) and Junior Shares and issue additional series of Parity Shares and Junior Shares without the consent of any holder of Series A Preferred Shares.

The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion

The Series A Preferred Shares are not convertible into or exchangeable for any other securities or property of the Trust.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred shares is Broadridge Financial Solutions, Inc.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a preferred share of a particular series, as specified in the applicable prospectus supplement. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a preferred share of a particular series represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred shares represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred shares converted into other securities.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing preferred shares so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our declaration of trust. See “Restrictions on Ownership.”

From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.

Voting of the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred shares depositary with written instructions to the preferred shares depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares, and we have agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related preferred share shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Shares Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $10,000,000.

Miscellaneous

The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.

Neither the preferred shares depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred shares depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

Restrictions on Ownership

Holders of depositary receipts will be subject to the ownership restrictions of the declaration of trust. See “Restrictions on Ownership.”

DESCRIPTION OF WARRANTS

We may offer by means of this prospectus warrants for the purchase of our preferred shares, depositary shares representing preferred shares or common shares. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•                  the title and issuer of such warrants;

•                  the aggregate number of such warrants;

•                  the price or prices at which such warrants will be issued;

•                  the currencies in which the price or prices of such warrants may be payable;

•                  the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•                  the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•                  if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•                  the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•                  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•                  the minimum or maximum amount of such warrants which may be exercised at any one time;

•                  information with respect to book-entry procedures, if any;

•                  a discussion of material federal income tax considerations; and

•                  any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

We may issue rights to our shareholders for the purchase of common shares. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•                  the date for determining the shareholders entitled to the rights distribution;

•                  the aggregate number of common shares purchasable upon exercise of such rights and the exercise price;

•                  the aggregate number of rights being issued;

•                  the date, if any, on and after which such rights may be transferable separately;

•                  the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•                  any special U.S. federal income tax consequences; and

•                  any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

RESTRICTIONS ON OWNERSHIP

In order to qualify as a REIT under the Internal Revenue Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares (after taking into account options to acquire shares) may be owned, directly, indirectly, or through attribution, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities).

Because our board of trustees believes that it is essential for us to qualify as a REIT and for anti-takeover reasons, our declaration of trust, subject to certain exceptions, contains restrictions on the number of our shares of beneficial interest that a person may own. Our declaration of trust provides that:

•                  no person, other than an excepted holder or a designated investment entity (each as defined in the declaration of trust), may own directly, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 7%, in value or number of shares, whichever is more restrictive, of our issued and outstanding common shares;

•                  no person may own directly or indirectly, or be deemed to own through attribution, more than 9.8% in number or value or any class of series of preferred shares;

•                  no excepted holder, which means members of the Kite family, their family members and certain entities controlled by them, may currently acquire or hold, directly or indirectly, shares in excess of 21.5% in number or value, whichever is more restrictive, of our issued and outstanding common shares after application of the relevant attribution rules;

•                  no designated investment entity may acquire or hold, directly or indirectly (or through attribution), shares in excess of the designated investment entity limit of 9.8%, in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of shares;

•                  no person shall beneficially own shares that would result in our otherwise failing to qualify as a REIT (including but not limited to ownership that would result in the our owning (directly or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Internal Revenue Code if the income derived by us (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Internal Revenue Code);

•                  no person shall beneficially or constructively own our shares of beneficial interest that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and

•                  no person shall transfer our shares of beneficial interest if such transfer would result in our shares of beneficial interest being owned by fewer than 100 persons.

The declaration of trust defines a “designated investment entity” as:

1.              an entity that is a pension trust that qualifies for look-through treatment under Section 856(h)(3) of the Internal Revenue Code;

2.              an entity that qualifies as a regulated investment company under Section 851 of the Internal Revenue Code; or

3.              an entity that (i) for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing, or selling securities; (ii) purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of us, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Securities Exchange Act of 1934, as amended; and (iii) has or shares voting power and investment power within the meaning of Rule 13d-3(a) under the Securities Exchange Act of 1934, as amended; so long as each beneficial owner of such entity, or in the case of an investment management company, the individual account holders of the accounts managed by such entity, would satisfy the 7% ownership limit on common shares or the 9.8% ownership limit on preferred shares if such beneficial owner or account holder owned directly its proportionate share of the shares held by the entity.

Our board of trustees may waive the 7% ownership limit for common shares, the 9.8% ownership limit for preferred shares, or the 9.8% designated investment entity limit, for a shareholder that is not an individual if such shareholder provides information and makes representations to the board that are satisfactory to the board, in its reasonable discretion, to establish that such person’s ownership in excess of the 7% limit for common shares, the 9.8% limit for preferred shares or the 9.8% designated investment entity limit, as applicable, would not jeopardize our qualification as a REIT.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. If any transfer of shares or any other event would otherwise result in any person violating the ownership limits described above, then our declaration of trust provides that (a) the transfer will be void and of no force or effect with respect to the prohibited transferee with respect to that number of shares that exceeds the ownership limits and (b) the prohibited transferee would not acquire any right or interest in the shares. The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

All certificates representing our shares will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our shares, including common shares, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of shares that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each shareholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, deter or prevent a transaction or a change in control that might involve a premium price for the common shares or might otherwise be in the best interest of our shareholders.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

A summary of the material federal income tax considerations to you as a prospective holder of our securities is set forth in Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on May 9, 2014 (the “Tax Form 8-K”), and incorporated by reference in and supplemented by this prospectus. The following discussion supplements the discussion under the heading “United States Federal Income Tax Considerations” in the Tax Form 8-K.  The summary in the Tax Form 8-K is for general information only and does not constitute tax advice. It does not reflect every possible tax outcome or consequence that could result from the acquisition, holding, and disposition of our common shares, preferred shares and depositary shares, as well as our warrants and rights. In addition, it does not reflect state, local or non-U.S. tax consequences that may apply to you based on your particular circumstances and residence. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or non-U.S. income and other tax consequences that may result from your ownership of our securities.

We currently have three taxable REIT subsidiaries.  Accordingly, all references in the Tax Form 8-K to Kite Realty Holding, LLC as our sole taxable REIT subsidiary should be replaced in their entirety with reference to our three taxable REIT subsidiaries.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

Our common shares may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any overallotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

Our common shares are listed on the New York Stock Exchange under the symbol “KRG.” Any securities that we issue, other than common shares, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus and certain federal income tax matters have been passed upon for us by Hogan Lovells US LLP.

EXPERTS

The consolidated financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2013 (including the schedule appearing therein), and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The statement of revenues and certain expenses of OZ/CLP Hunter’s Creek LLC, OZ/CLP Lakewood LLC, OZ/CLP Northdale LLC, OZ/CLP Burnt Store LLC, OZ/CLP Portofino LP, OZ/CLP Kingwood Commons LP, OZ/CLP Clay LLC, OZ/CLP Trussville I LLC, OZ/CLP Trussville II LLC, and OZ/CLP Beechwood LLC for the year ended December 31, 2012, which is included in the Current Report on Form 8-K/A filed by the Company on February 5, 2014, has been audited by Sellers, Richardson, Holman & West, LLP, independent auditor, as set forth in their report thereon, included therein, and incorporated herein by reference. Such statement of revenues and certain expenses is incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and schedule of Inland Diversified Real Estate Trust, Inc. as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP contains an emphasis of matter paragraph that states on February 9, 2014, Inland Diversified entered into an agreement and plan of merger, which was subject to a number of closing conditions.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act of 1933, as amended, with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, including the exhibits and schedules to the registration statement and the reports, statements or other information we file with the SEC, may be examined and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0300. Our SEC filings, including the registration statement, are also available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our reference to the SEC’s Internet site is intended to be an inactive textual reference only. We maintain a website at http://www.kiterealty.com. You should not consider information on our website to be part of this prospectus.

Our securities are listed on the New York Stock Exchange, or NYSE, and all material filed by us with the NYSE can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•                  our Annual Report on Form 10-K for the year ended December 31, 2013;

•                  our Quarterly Report on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014;

•                  our Definitive Proxy Statement filed with the SEC on April 8, 2014;

•                  our Current Reports on Form 8-K filed with the SEC on December 3, 2013 (as amended by the Form 8-K/A filed on December 4, 2013, and the Form 8-K/A filed on February 5, 2014), January 8, 2014, February 10, 2014, February 11, 2014, May 2, 2014, May 9, 2014, June 25, 2014, June 27, 2014, July 8, 2014, July 29, 2014, August 12, 2014, September 15, 2014 and September 22, 2014;

•                  the description of our common shares included in our Registration Statement on Form 8-A filed with the SEC on August 4, 2004 under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description; and

•                  the description of our 8.250% Series A Cumulative Redeemable Perpetual Preferred Shares included in our Registration Statement on Form 8-A filed with the SEC on December 12, 2010 under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however that we are not incorporation any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

You may request a copy of these filings, at no cost, by contacting Investor Relations, Kite Realty Group, 30 S. Meridian Street, Suite 1100, Indianapolis, IN 46204, by telephone at 317-577-5600 or by visiting our website, www.kiterealty.com. The information contained on our website is not part of this prospectus. Our reference to our website is intended to be an inactive textual reference only.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

SEC Registration Fee	$ *
Accountant’s Fees and Expenses	50,000
Legal Fees and Expenses	100,000
Printing Expenses	10,000
Miscellaneous	40,000
TOTAL	$200,000

* In accordance with Rule 456(b) and as set forth in footnote (2) to the “Calculation of Registration Fee” table on the front cover page of this registration statement, we are deferring payment of the registration fee for the securities.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established in a judgment or other final adjudication to be material to the cause of action. Our declaration of trust contains a provision that limits the liability of our trustees and officers to the maximum extent permitted by Maryland law.

The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law (the “MGCL”) for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b)the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right if the corporation or if the director or officer was adjudged to be liable to the corporation nor may a director be indemnified in circumstances in which the director is found liable for an improper personal benefit. In accordance with the MGCL and our bylaws, our bylaws require us, as a condition to advancement of expenses, to obtain (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

Our declaration of trust provides that we (a) shall indemnify, to the maximum extent permitted by Maryland law in effect from time to time, any individual who is a present or former trustee, and (b) may indemnify, to the maximum extent permitted by Maryland law in effect from time to time, any individual who is a present or former officer or any individual who, at our request, serves or has served as an, officer, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former officer, partner, employee or agent of our company. We have the power, with the approval of our board of trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of our company in any of the capacities described in (a) or (b) above and to any employee or agent of our company or a predecessor of our company. Maryland law requires us to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

In addition, we have entered into indemnification agreements with each of our directors and executive officers to provide for indemnification to the maximum extent permitted by Maryland law.

ITEM 16. EXHIBITS.

The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)     The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on October 29, 2014.

KITE REALTY GROUP TRUST

By:	/s/ John A. Kite
John A. Kite
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John A. Kite and Daniel R. Sink, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, and any and all pre- or post-effective amendments thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as that person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefore may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Chairman, Chief Executive Officer, and
/s/ John A. Kite	Trustee (Principal Executive Officer)	October 29, 2014
John A. Kite
Executive Vice President and Chief
Financial Officer (Principal Financial
/s/ Daniel R. Sink	Officer)	October 29, 2014
Daniel R. Sink

/s/ Thomas R. Olinger	Senior Vice President and Chief Accounting	October 29, 2014
Thomas R. Olinger	Officer (Principal Accounting Officer)

/s/ William E. Bindley	Trustee	October 29, 2014
William E. Bindley

/s/ Victor J. Coleman	Trustee	October 29, 2014
Victor J. Coleman

/s/ Lee A. Daniels	Trustee	October 29, 2014
Lee A. Daniels

/s/ Gerald W. Grupe	Trustee	October 29, 2014
Gerald W. Grupe

/s/ Christie B. Kelly	Trustee	October 29, 2014
Christie B. Kelly

/s/ David R. O’Reilly	Trustee	October 29, 2014
David R. O’Reilly

/s/ Barton R. Peterson	Trustee	October 29, 2014
Barton R. Peterson

/s/ Charles H. Wurtzebach	Trustee	October 29, 2014
Charles H. Wurtzebach

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Common Shares Underwriting Agreement

1.2*	Form of Preferred Shares Underwriting Agreement

1.3*	Form of Depositary Shares Underwriting Agreement

1.4*	Form of Warrants Underwriting Agreement

1.5*	Form of Rights Underwriting Agreement

4.1*	Form of Deposit Agreement for Depositary Shares

4.2*	Form of Equity Warrant Agreement

4.3*	Form of Rights Agreement

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the securities being registered

8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters

12.1	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Share Dividends

23.1	Consent of Ernst & Young LLP

23.2	Consent of Sellers Richardson Holman & West, LLP

23.3	Consent of KPMG LLP

23.4	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.5	Consent of Hogan Lovells US LLP (included in Exhibit 8.1)

24.1	Power of Attorney (included on the signature page to this Registration Statement)

*                 To be filed by amendment or incorporated by reference in connection with the offering of specific securities.